Exhibit 4.63
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                                 AMENDMENT NO. 3
                           TO SERIES 2000-1 SUPPLEMENT
                           Dated as of April 16, 2002

          This AMENDMENT NO. 3 TO SERIES 2000-1 SUPPLEMENT, dated as of April 16, 2002 (this "Amendment") is between RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), and DEUTSCHE BANK TRUST COMPANY AMERICAS formerly known as Bankers Trust Company, a New York banking corporation (the "Trustee").

                                    RECITALS:

          A. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001 and by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002 (the "Supplement").

          B. RCFC, Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), the entities party thereto as Conduit Purchasers ("Conduit Purchasers"), the entities party thereto as Committed Purchasers ("Committed Purchasers"), the entities party thereto as Managing Agents ("Managing Agents"), and the Administrative Agent named therein ("Administrative Agent") entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001, by that certain Amendment No. 2 to Note Purchase Agreement dated as January 31, 2002 and by that certain Amendment No. 3 to Note Purchase Agreement dated as of the date hereof (the "Series 2000-1 Note Purchase Agreement").

          C. RCFC and the Trustee wish to amend the Supplement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Supplement.

          a. Paragraph (a) of Article 2 of the Supplement is hereby amended by deleting the phrase "and any other Lease related to Group II Vehicles" in clauses (i) and (iii) thereof.


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          b.   Paragraph  (b) of Article 2 of the  Supplement is hereby  amended as follows:

               i. The definition of "Accrued Amounts" is hereby amended by deleting the phrase "Group II Aggregate Invested Amount for all Outstanding Group II Series of Notes" and substituting in replacement thereof the phrase "Aggregate Invested Amount for all Outstanding Series of Notes".

               ii. The definition of "Additional Depreciation Charge" is hereby amended by deleting the phrase "(or any other Lease related to Group II Vehicles)" contained therein.

               iii. The definition of "Committed Purchasers" is hereby amended to read in its entirety as follows:

                      "Committed Purchasers" means, collectively, Bank One, BNS,
               Deutsche Bank, Dresdner and ING as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Committed Purchasers.

               iv. The definition of "Conduit Purchasers" is hereby amended to read in its entirety as follows:

                      "Conduit  Purchasers" means,  collectively,  Falcon  Asset
               Securitization Corporation, Liberty Street Funding Corp., Beethoven Funding Corporation and Holland Limited Securitization, Inc., and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Conduit Purchasers.

               v. The definition of "Depreciation Charge" is hereby amended by deleting the phrase "(or any other Lease with respect to Group II Vehicles)" contained in clauses (a) and (b) thereof.

               vi.    The  definition  of   "Eligible  Manufacturer"  is  hereby
          amended by deleting the phrase "(or similar annex to such other Lease with respect to Group II Vehicles)" contained in clause (a) thereof.

               vii. The definition of "Financed Vehicle" is hereby amended by deleting the phrase "(or similar annex to such other Lease with respect to Group II Vehicles)" contained therein.

               viii. The definition of "Financing Lease" is hereby amended to read in its entirety as follows:



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


                      "Financing  Lease" means the  Master Lease as supplemented by Annex B to the Master Lease.

               ix. The definition of "Group II Vehicle" is hereby amended by deleting the phrase "(or any other Lease entered into between the Lessor, Lessees and Guarantor and designated therein as being in respect of Group II Vehicles)" contained therein.

               x. The definition of "Lease Annex" is hereby amended by deleting the phrase "(or a similar annex under any other Lease with respect to Group II Vehicles)" contained therein.

               xi. The definition of "Lease Payment Recoveries" is hereby amended by deleting the phrase "(and any other Lease with respect to Group II Vehicles)" after the words "Master Lease" on the second and third lines thereof.

               xii. The definition of "Losses" is hereby amended to read in its entirety as follows:

                      "Losses" means, with respect to any Related Month, the sum
               (without duplication) of the following with respect to Acquired Vehicles leased under the Master Lease: (i) all Manufacturer Late Payment Losses for such Related Month, plus (ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles (other than pursuant to a Vehicle Disposition Program), the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of such Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles, plus (iii) the amount of any Disposition Proceeds received previously and constituting a voidable preference pursuant to the Bankruptcy Code that were reclaimed, rescinded or otherwise returned during such Related Month.

               xiii. The definition of "Managing Agents" is hereby amended in its entirety to read as follows:

                      "Managing  Agents"  means, collectively,  Bank  One,  BNS,
               Dresdner and ING, as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other Persons as shall become parties to the Series 2000-1 Note Purchase Agreement as Managing Agents.

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


               xiv. The definition of "Maximum Lease Commitment" is hereby amended by deleting the phrase "(and any other Lease with respect to Group II Vehicles)" after the words "Master Lease" on the last two lines thereof.

               xv. The definition of "Non-Vehicle Interest Expense" is hereby amended by deleting the word "Arrangements" contained in clause (iii) of paragraph (a) thereof and substituting in replacement thereof the word "Agreements".

               xvi. The definition of "Operating Lease" is hereby amended to read in its entirety as follows:

                      "Operating  Lease" means the Master  Lease as supplemented by Annex A to the Master Lease.

               xvii. The definition of "Ownership Group" is hereby amended in its entirety to read as follows:

                      "Ownership  Group" means  each  of the following groups of
               Note Purchasers:

                           (i) Bank One, NA ("Bank One"), Deutsche Bank, AG, acting through its New York Branch ("Deutsche Bank"), Falcon Asset Securitization Corporation, and any other Conduit Purchaser administered by Bank One or any of Bank One's Affiliates (the "Bank One Ownership Group").

                           (ii) The Bank of Nova Scotia ("BNS"), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                           (iii)  Dresdner  Bank   AG  ("Dresdner"),   Beethoven
                      Funding Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner's Affiliates (the "Dresdner Ownership Group").

                           (iv) ING Capital Markets LLC ("ING"), Holland Limited Securitization, Inc., and any other Conduit Purchaser administered by ING or any of ING's Affiliates (the "ING Ownership Group").

                           (v) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

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


                      By way of example and for  avoidance of doubt, each of the
               Bank One Ownership Group, the BNS Ownership Group, the Dresdner Ownership Group, the ING Ownership and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

               xviii. The definition of "Recoveries" is hereby amended by adding the phrase "amounts that had previously been treated as" immediately before the word "Losses" in clause (i) thereof.

               xix. The definition of "Substitute Group II Exchanged Vehicle Proceeds" is hereby amended in its entirety to read as follows:

                      "Substitute  Group  II Exchanged Vehicle  Proceeds"  means funds in the amount of the Net Book Value of Group II Exchanged Vehicles transferred by RCFC, at the direction of the Master Servicer, from (i) the Substitute Group II Exchanged Vehicle Proceeds Amount, (ii) the Retained Distribution Account or (iii) RCFC's capital and deposited into the Group II Collection Account to be treated as Disposition Proceeds of such Group II Exchanged Vehicles.

               xx. The definition of "Substitute Group II Exchanged Vehicle Proceeds Amount" is hereby amended in its entirety to read as follows:

                      "Substitute  Group II Exchanged  Vehicle  Proceeds Amount"
               means, at any time, funds, if any, set aside by RCFC in the Series 2000-1 Excess Funding Account in respect of Group II Exchanged Vehicles for use as Substitute Group II Exchanged Vehicle Proceeds.

          c. Section 4A.1 of the Supplement is hereby amended by deleting the amount "$275,000,000" and substituting in replacement thereof the amount "$325,000,000".

          d. Section 4A.2(a) of the Supplement is hereby amended by adding the words "the Issuer may" after the words "(such notice specifying the applicable Increase Date)," and by adding the word "in" after the words "Series 2000-1 Notes" in the same sentence.

          e. Sections 4.7(a) and (b) are hereby amended by deleting the word "as" and substituting in replacement thereof the phrase "in the order of priority".

          f. Sections 4.7(a)(i) and 4.7(b)(i) of the Supplement are hereby amended by adding the phrase "and Lease Payment Recoveries" after the word "Recoveries".

          g. Section 4.7(b)(iv) of the Supplement is hereby amended by deleting "resect" and substituting in replacement thereof the word "respect".

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


          h. Section 4.19 of the Supplement is hereby amended to read in its entirety as follows:

                      Section 4.19. Exchange of Vehicles. On any date on which RCFC determines to tender a Group II Vehicle to the Qualified Intermediary as a Group II Exchanged Vehicle, RCFC shall either:

                           (i) designate and direct the Trustee to transfer amounts in respect of the Substitute Group II Exchanged Vehicle Proceeds equal to the Net Book Value as of such date of the Group II Exchanged Vehicle to the Series 2000-1 Collection Account and treat uch amounts as Disposition Proceeds of such Group II Exchanged Vehicle;

                           (ii) upon identifying a Group II Vehicle as a Group II Exchanged Vehicle designate on such date an increase in Exchange Agreement Group II Rights Value equal to the Exchange Proceeds of such Group II Exchanged Vehicle and to the extent such increase in Exchange Agreement Group II Rights Value is more or less than the Net Book Value of such Group II Exchanged Vehicle, treat the difference as a Recovery or a Loss, as applicable, hereunder; or

                           (iii) upon identifying a Group II Vehicle as a Group II Exchanged Vehicle, substitute one or more Group II Replacement Vehicles having an aggregate Net Book Value at least equal to the Exchange Proceeds of the Group II Exchanged Vehicle to substitute for such Group II Exchanged Vehicle as Group II Collateral and Group II Vehicles for purposes of the Related Documents and to the extent such Exchange Proceeds are more or less than the Net Book Value of such Group II Exchanged Vehicle, treat the difference as a Recovery or a Loss, as applicable, hereunder.

                      RCFC shall provide written instruction  to the Trustee and
               Master Collateral Agent upon tender of a Group II Exchanged Vehicle to a Qualified Intermediary with respect to the designations, substitutions and transfers set forth in this Section.

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

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


          4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment of the Supplement provided that, as evidenced by an Opinion of Counsel, such amendment affects only the Series 2000-1 Noteholders.

          5. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.




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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RENTAL CAR FINANCE CORP.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                            as Trustee


                                        By:_____________________________________
                                           Name:
                                           Title:




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



Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer


By:_____________________________________
   Pamela S. Peck
   Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC., as Servicer


By:_____________________________________
   Pamela S. Peck
   Treasurer

DOLLAR RENT A CAR SYSTEMS, INC., as Servicer


By:_____________________________________
   Michael H. McMahon
   Treasurer

CREDIT SUISSE FIRST BOSTON, as Enhancement Provider


By:_____________________________________
   Name:
   Title:

By:_____________________________________
   Name:
   Title:

BANK ONE, NA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title:

THE BANK OF NOVA SCOTIA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title:

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

DRESDNER BANK AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title:


By:_____________________________________
   Name:
   Title:

ING CAPITAL MARKETS LLC, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title:



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